Exhibit 99.1

Education Funding Capital Trust-II

Statements to Noteholders

September 30, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:			September 30, 2003

	Principal	Interest	Carryover Interest
Series 2003A-1	9,676,610.95	217,345.64	—
Series 2003A-2	—	443,625.00	—
Series 2003A-3	—	989,814.58	—
Series 2003A-4	—	131,145.83	—
Series 2003A-5	—	64,166.67	—
Series 2003A-6	—	86,333.33	—
Series 2003A-7	—	85,555.56	—
Series 2003A-8	—	85,477.78	—
Series 2003B-1	—	45,500.00	—

	9,676,610.95	2,148,964.39	—

Information on Each Series of Notes as of:				September 30, 2003

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2003A-1	63,891,638.57	0.7986455	1.19000%	N/A
Series 2003A-2	144,000,000.00	1.0000000	1.24000%	N/A
Series 2003A-3	276,000,000.00	1.0000000	1.44000%	N/A
Auction Rate Notes (28-day ARS):
Series 2003A-4	75,000,000.00	1.0000000	1.17000%	—
Series 2003A-5	75,000,000.00	1.0000000	1.14000%	—
Series 2003A-6	100,000,000.00	1.0000000	1.14000%	—
Series 2003A-7	100,000,000.00	1.0000000	1.11000%	—
Series 2003A-8	100,000,000.00	1.0000000	1.13000%	—
Series 2003B-1	50,000,000.00	1.0000000	1.13000%	—

	983,891,638.57			—

Education Funding Capital Trust-II

Statements to Noteholders

September 30, 2003

(per Section 11.04)

Value of the Trust Estate as of:				September 30, 2003

Principal Balance of Financed Student Loans				921,724,373.56
Accrued Interest on Financed Student Loans				6,824,601.49
Cash and Investment Balance				36,355,242.41
Accrued Interest on Cash and Investments				29,842.62

				964,934,060.08

Accrued Interest and Fees with respect to the Notes				546,839.36

Pool Balance				921,724,373.56

Parity Percentage				98.02%

Senior Parity Percentage				103.27%

Rollforward of Indenture Funds during month ended:				September 30, 2003

	Distribution Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	2,486,709.59	(0.00)	10,000,000.00	10,000,000.00
Withdrawals	(13,243,219.48)	—	—	(2,016,700.23)
Deposits	11,821,665.76	—	—	—

Ending Balance	1,065,155.87	(0.00)	10,000,000.00	7,983,299.77

Amounts allocated during month ended:				September 30, 2003
Servicing fees				109,906.88
Administration fee				—
Auction agent fee				7,267.36
Broker dealer fee				109,010.41
Calculation agent fee				—
Trustee fee				668.00

				226,852.65

Activity on Financed Student Loans during month ended:				September 30, 2003

Recoveries of Principal				5,234,419.64

Recoveries of Interest				2,497,666.78

Acquisitions of Financed Student Loans				—

Sales of Financed Student Loans				—

Initial federal reimbursement claims				414,962.71

Rejected federal reimbursement claims				—

Education Funding Capital Trust-II

Statements to Noteholders

Portfolio Statistics

September 30, 2003

(per Section 11.04)

		Outstanding Balance
	Number of Borrowers	Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment – Current	24,066	614,634,604	66.68%	25,540
Repayment – Delinquent	3,056	81,924,561	8.89%	26,808
Forbearance	1,772	71,101,114	7.71%	40,125
Deferment	4,145	154,064,094	16.71%	37,169

Total Repayment	33,039	921,724,374	100.00%	27,898

Total Portfolio	33,039	921,724,374	100.00%	27,898

Breakdown of Delinquent:
11 – 30 days	1,185	29,945,713	3.25%	25,271
31 – 60 days	719	18,974,933	2.06%	26,391
61 – 90 days	345	9,528,329	1.03%	27,618
91 – 120 days	220	5,957,263	0.65%	27,078
121 – 150 days	246	7,598,003	0.82%	30,886
151 – 180 days	180	5,243,153	0.57%	29,129
181 – 210 days	88	2,753,469	0.30%	31,289
211 – 240 days	62	1,586,413	0.17%	25,587
241 – 270 days	11	337,286	0.04%	30,662
Over 270 days	0	0	0.00%	0
Claim Filed	0	0	0.00%	0

Total Delinquent	3,056	81,924,561	8.89%	26,808

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	33,039	921,724,374	100.00%	27,898

Total	33,039	921,724,374	100.00%	27,898